Exhibit 24
POWER OF ATTORNEY
Each of the undersigned directors of XRS Corporation (the “Company”) constitutes and appoints John J. Couglan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Company’s Registration Statement on Form S-8 under the Securities Act of 1933 involving additional securities offered under the Company’s 2007 Long-Term Incentive and Stock Option Plan (As Amended and Restated February 4, 2009), including to sign the Registration Statement on behalf of the undersigned as a director of the Company, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors of XRS Corporation has hereunto set the undersigned’s hand this ninth day of May, 2014.

By:	/s/ Mark E. Claeys
Mark E. Claeys, Director

By:	/s/ Donald R. Dixon
Donald R. Dixon, Director

By:	/s/ Thomas G. Hudson
Thomas G. Hudson, Director

By:	/s/ Christopher P. Marshall
Christopher P. Marshall, Director

By:	/s/ Michael J. Paxton
Michael J. Paxton, Director

By:	/s/ Karen T. Van Lith
Karen T. Van Lith, Director